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                                                                     EXHIBIT 5.1



                                 May 19, 1997



     Board of Directors
     Zydeco Energy, Inc.
     1710 Two Allen Center
     1200 Smith Street
     Houston, Texas 77002


     Gentlemen:

               We have acted as counsel to Zydeco Energy, Inc., a Delaware corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of the issuance of 45,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Shares") issuable upon the exercise of options (the "Options") granted pursuant to the Zydeco Energy, Inc. 1996 Non Employee Directors Stock Option Plan (the "Plan").

               As the basis for the opinions hereinafter expressed, we have examined such corporate records and documents, certificates of corporate and public officials and such other instruments as we have deemed necessary for the purposes of the opinions contained herein. As to all matters of fact material to such opinions, we have relied upon the representations of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

               Based upon the foregoing and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued upon proper exercise of the Options have been duly authorized, and that the Shares, when issued upon proper exercise of the Options, will be validly issued, fully paid and nonassessable.

               We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,

                         /s/ Andrews & Kurth L.L.P.

                         Andrews & Kurth L.L.P.








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